Exhibit 10.2

WAIVER UNDER THE

SECURITIES PURCHASE AGREEMENT DATED OCTOBER 23, 2023

This Waiver under the Securities Purchase Agreement dated October 23, 2023 (this “Waiver”) is entered into effective as of this 12th day of February 2024 (the “Effective Date”) by and among Ensysce Biosciences, Inc., a Delaware corporation (the “Company”) and each purchaser under the Securities Purchase Agreement, as defined below (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”), whose signatures are set forth on the signature pages hereto. Capitalized terms not otherwise defined in this Waiver shall have the meanings given to them in the Securities Purchase Agreement, dated as of October 23, 2023 (the “Securities Purchase Agreement”), by and among the Company and the Purchasers.

RECITALS

WHEREAS, in order to raise additional funds for its working capital needs, the Company wishes to reduce the price of certain outstanding Common Stock Equivalents and issue additional Common Stock Equivalents by means of an inducement offer, public announcement of same and subsequent registration of Common Stock issuable upon exercise of the additional Common Stock Equivalents by means of a registration statement to be filed with the U.S. Securities and Exchange Commission;

WHEREAS, Section 4.13(e) of the Securities Purchase Agreement restricts the Company from issuing equity or equity-linked securities at a price per share below the Conversion Price of the Notes or the Exercise Price of the Warrants without the consent of the Purchasers;

WHEREAS, the Company has described to the Purchasers a transaction (the “Transaction”) that may result in the issuance of equity and equity-linked securities at a price per share below $1.5675 by means of issuing Common Stock through the exercise of certain outstanding Common Stock Equivalents at a reduced exercise price and issuing Common Stock Equivalents that may thereafter be exercised for Common Stock.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Purchasers agree as follows:

1.	Waiver. The Purchasers hereby waive Sections 4.13(e) of the Securities Purchase Agreement solely in connection with the Transaction, provided that the Transaction is signed no later than 3:59 PM ET on February 12, 2024.

2.	Payment. Upon completion of the Transaction, as payment in full of all amounts due under the Notes, within three business days, the Company will pay 3i, LP (“3i”) One Million Dollars ($1,000,000). For the avoidance of doubt, such payment to 3i constitutes full payment of its Notes for all amounts owed and an accord and satisfaction with respect to its Notes. Neither Purchaser has assigned any of its rights under any of its Notes or the Securities Purchase Agreement.

3.	Application to all Parties. The foregoing waiver shall be binding upon all parties to the Securities Purchase Agreement.

4.	Other. Except as set forth herein, all other provisions of the Securities Purchase Agreement shall continue in full force and effect. This Waiver may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Purchasers have executed this Waiver as of the Effective Date.

COMPANY:

ENSYSCE BIOSCIENCES, INC.

By:	/s/ Lynn Kirkpatrick
Name:	Lynn Kirkpatrick
Title:	Chief Executive Officer

[Waiver under the October 2023 Securities Purchase Agreement]

IN WITNESS WHEREOF, the Company and the Purchasers have executed this Waiver as of the Effective Date.

PURCHASERS:

3i, LP:

Print Name of Entity: 3i, LP__
By: /s/Maier J. Tarlow
Print Name: Maier J. Tarlow
Print Title: Manager on Behalf of 3i Management LLC, the General Partner of 3i, LP

Bob Gower:

/s/ Bob Gower
Print Name: Bob Gower

[Waiver under the October 23, 2023 Securities Purchase Agreement]